INTERCREDITOR AGREEMENT

          THIS INTERCREDITOR AGREEMENT (this "Agreement") is entered into as of _____________, 1998, between Foothill Capital Corporation (the "Revolving Credit Lender"), IBJ Schroder Bank and Trust Company (the "Collateral Agent" and the "Note Agent"), as agent under the Note Purchase Agreement dated as of _____________, 1998, for the Purchasers of the 12% Senior
     Secured Notes (the "Notes") of Oneita Industries, Inc., a Delaware corporation (the "Debtor"), and as Collateral Agent under the Security and Pledge Agreement and the Subsidiary Guaranty and Security Agreement, each dated as of _____________, 1998, and the undersigned Purchasers of the Notes, with reference to the following recitals of fact:

          A. The Revolving Credit Lender provides financing to the Debtor and its Subsidiary, Oneita-Kinston Corp. ("Oneita-Kinston"), pursuant to the Revolving Credit Documents. The Revolving Credit Claims are secured by security interests in the Collateral.

          B. For good and valuable consideration the Purchasers acquired the Notes pursuant to the Note Financing Documents. The Note Claims are secured by security interests in the Collateral.

          C. The Revolving Credit Lender, the Agent, and the Purchasers wish to enter into this Agreement to establish the respective rights and priorities of the Revolving Credit Lender, the Agent, and the Purchasers in and to the Collateral.

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which hereby are acknowledged by each party hereto, the parties hereto hereby agree that:

     1. Definitions. Terms used herein that are defined in the UCC have the meanings defined for those terms in the UCC unless otherwise expressly defined herein. As used herein, the following terms shall have the meanings respectively set forth after each:

                    "Agent"  shall mean (a) the Note  Agent with  respect to any provision hereof that pertains to the Note Claims, (b) the Collateral Agent with respect to any provision hereof that pertains to the Collateral, and (c) both the Note Agent and the Collateral Agent with respect to any provision hereof that pertains both to the Note Claims and the Collateral, or if the context so requires.

                    "Claims"  means the  Revolving  Credit  Claims  and the Note
               Claims.

                    "Collateral"  means all tangible and intangible  real and/or personal property of the Debtor and any of its Subsidiaries in which any Creditor or Agent has a Lien, including without limitation their respective accounts, inventory, general intangibles, documents, chattel paper, instruments, money, deposit accounts, securities, investment property, machinery, equipment, furnishings, fixtures, real property and improvements thereon, now owned or hereafter acquired, wherever located,, and all products and proceeds of any thereof, as such terms are defined in the UCC, as applicable.

                    "Collateral  Agent" has the meaning  ascribed thereto in the introductory paragraph hereof.

                    "Creditors" means, collectively, the Revolving Credit Lender and its successors and assigns, if any, and the Purchasers, and their successors and assigns, if any.

                    "Creditor  Group" means either,  but not both, the Revolving
               Credit Lender or the Purchasers.

                    "Creditor  Group  Claim"  shall mean  either  the  Revolving
               Credit Claims or the Note Claims, as the context may require.

                    "Enforcement  Action" means,  with respect to any Collateral and any Creditor Group: collecting, repossessing, selling, leasing or otherwise disposing of all or any part of such Collateral, or exercising notification or collection rights with respect to all or any portion thereof, or attempting or agreeing to do so; commencing the enforcement with respect to such Collateral of any of the default remedies under any Financing Documents, the UCC or other applicable laws; or appropriating, setting off, or applying any part or all of such Collateral in the possession of, or coming into the possession of, such Creditor Group or its agent or bailee, to such Creditor Group Claim.

                    "Enforcement  Period"  means,  with respect to the Claims of either Creditor Group, any period of time commencing upon the occurrence of any default with respect to such Claim that permits such Creditor Group or its agent or bailee to take any Enforcement Action, and continuing until the earlier of (a) the satisfaction in full of such Creditor Group Claims or (b) the Creditor Group's agreement in writing to terminate such Enforcement Period.

                    "Financing  Documents"  means the Revolving Credit Financing
               Documents and the Note Financing Documents.

                    "Lien"  means  any  mortgage,   pledge,  security  interest,
               encumbrance, lien, charge or deposit arrangement, or other arrangement having the practical effect of the foregoing.

                    "Note  Agent"  has  the  meaning  ascribed  thereto  in  the introductory paragraph hereof.

                    "Note  Claims"  means all present  and future  claims of the
               Purchasers under or related to the Note Financing Documents, against the Debtor or its Subsidiaries for the payment of money, including all claims for principal and interest (including interest accruing after the commencement of a bankruptcy proceeding by or against the Debtor or its Subsidiaries, whether or not such interest is an allowed claim), or for reimbursement of fees, costs or expenses, or otherwise, whether fixed or contingent, matured or unmatured, liquidated or unliquidated, and whether sounding in contract, in tort or otherwise, and including all fees and expenses of the Agent in any capacity (including as Registrar, Transfer Agent, Paying Agent, Note Agent, and Collateral Agent).

                    "Note  Collateral"  means  all  Collateral  other  than  the
               Revolving Credit Collateral.

                    "Note   Financing   Documents"   means  the  Note   Purchase
               Agreement, the Note Security Agreement, and all notes, security documents or other documents or agreements in any way evidencing or relating to the Note Claims, as the same may from time to time be amended, modified, renewed, extended or restated.

                    "Note Purchase  Agreement"  means that certain Note Purchase
               Agreement, dated as of _____________, 1998, among the Debtor, the Purchasers, and the Note Agent, as agent for the Purchasers.

                    "Note Security Agreement" means the "Security  Documents" as such term is defined in the Note Purchase Agreement.

                    "proceeds" has the meaning  ascribed to such term in Article
               9 of the UCC.

                    "Purchasers"  means  the  institutions  party  to  the  Note
               Purchase Agreement in that capacity, and who are signatories to this Agreement, and their respective successors and assigns.

                    "Revolving Credit Claims" mean all present and future claims of the Revolving Credit Lender under or related to the Revolving Credit Financing Documents, against the Debtor or its Subsidiaries for the payment of money, including all claims for principal and interest (including interest accruing after the commencement of a bankruptcy proceeding by or against the Debtor or its Subsidiaries, whether or not such interest is an allowed claim), or for reimbursement in connection with amounts paid under letters of credit, or for reimbursement of fees, costs or expenses, or otherwise, whether fixed or contingent, matured or unmatured, liquidated or unliquidated, and whether sounding in contract, in tort or otherwise.

                    "Revolving Credit Collateral" means all accounts, inventory, and deposit accounts of the Debtor and any of its Subsidiaries that have granted a Lien in such Collateral to Revolving Credit Lender, any and all instruments taken in connection with any accounts, all books and records of the Debtor and any such Subsidiary to the extent that such books and records relate to any of the foregoing, and any and all proceeds of any of the foregoing, including proceeds of proceeds. As used in this definition, "accounts," "inventory," "deposit accounts," "instruments," and "proceeds" have the meanings ascribed thereto in Article 9 of the UCC.

                    "Revolving  Credit  Agreement"  means that  certain Loan and
               Security Agreement dated as of ____________, 1998, between the Revolving Credit Lender, the Debtor, and Oneita-Kinston.

                    "Revolving  Credit  Financing  Documents" mean the Revolving
               Credit Agreement, the other "Loan Documents" referred to therein, and all other notes, reimbursement agreements, security documents or other documents or agreements in any way evidencing or documenting the Revolving Credit Claims, as the same may from time to time be amended, modified, renewed, extended or restated.

                    "Revolving    Credit   Lender"   means   Foothill    Capital
               Corporation, a California corporation.

                    "Subsidiary"  of a person  or  entity  means a  corporation, partnership, limited liability company, or other entity in which that person or entity directly or indirectly owns or controls the shares of stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

                    "UCC" means the Uniform  Commercial  Code, as in effect from time to time in the State of New York.

     2. Security Interest Priorities. Notwithstanding (a) the date, manner or order of attachment or perfection of the security interests and Liens granted in favor of the Revolving Credit Lender, on the one hand, or the Collateral Agent acting on behalf of the Purchasers, or the Purchasers, on the other hand, (b) the provisions of the UCC or any other applicable law or judicial decisions, (c) the provisions of any contract or Financing Document in effect between either Creditor Group, on the one hand, and the Debtor or any Subsidiary thereof, on the other, and (d) whether either Creditor Group or any agent or bailee thereof holds possession of any part or all of the Collateral, the following, as between the Revolving Credit Lender, the Purchasers, and the Collateral Agent, shall be the relative priority of the perfected security interests and Liens of the Creditors in the Collateral:

          a. The Revolving Credit Lender shall have a first priority security interest in the Revolving Credit Collateral to the extent of the Revolving Credit Claims, and the Collateral Agent, as agent on behalf of the Purchasers, shall have a second priority security interest therein to the extent of the Note Claims.

          b. The Collateral Agent, as agent on behalf of the Purchasers, shall have a first priority security interest in the Note Collateral to the extent of the Note Claims, and the Revolving Credit Lender shall have a second priority security interest therein to the extent of the Revolving Credit Claims.

     For the purposes of the foregoing allocation of priorities, any claim of a right of setoff shall be treated in all respects as a security interest, and no claimed right of setoff shall be asserted to defeat or diminish the rights or priorities provided for herein. The priorities set forth herein are solely for the purpose of establishing the relative rights of the Creditor Groups and there are no other persons or entities who are intended to be benefitted or otherwise affected in any way by this Agreement.

     3. Distribution of Proceeds of Collateral. During any Enforcement Period, all proceeds of Collateral shall be distributed in accordance with the following procedure:

          a. All proceeds of Revolving Credit Collateral first shall be applied to the Revolving Credit Claims. After the Revolving Credit Claims are paid or otherwise satisfied in full, any remaining proceeds of Revolving Credit Collateral shall be paid by the Revolving Credit Lender to the Collateral Agent for application to the Note Claims until they are paid or otherwise satisfied in full.

          b. All proceeds of Note Collateral first shall be applied to the Note Claims. After the Note Claims are paid or otherwise satisfied in full, any remaining proceeds of Note Collateral shall be paid by the Collateral Agent to the Revolving Credit Lender for application to the Revolving Credit Claims until they are paid or otherwise satisfied in full. The Agent shall have no duty to assume the application of such proceeds by the Revolving Credit Lender. The Agent shall be entitled to assume that Foothill Capital Corporation is the Revolving Credit Lender until it receives a written notice signed by a person purporting to be an authorized officer of Foothill Capital Corporation that some other designated person or entity is the Revolving Credit Lender.

          c. After all of the Claims have been irrevocably paid or otherwise satisfied in full, the balance of proceeds of Collateral, if any, shall be paid to the Debtor or the Subsidiary of the Debtor that owns or otherwise has rights in such Collateral, as the case may be, or as otherwise required by applicable law. The Agent shall be entitled to rely conclusively on a certificate from the Revolving Credit Lender as to the amount of any unsatisfied Revolving Credit Claims, and shall not be obligated to distribute funds pursuant to this Section 3(c) unless and until it has received confirmation from the Revolving
          Credit Lender that all Revolving Credit Claims have been paid or otherwise satisfied in full.

     4. Enforcement Actions. The parties hereto agree that:

          a. The Revolving Credit Lender may, at its option, but subject to the provisions of this Section 4, during any Enforcement Period relating to the Revolving Credit Claims, take any Enforcement Action it deems appropriate with respect to the Revolving Credit Collateral, without any requirement that it obtain the prior consent of the Collateral Agent or any Purchaser. Nothing herein excuses the Revolving Credit Lender from giving to the Collateral Agent any notice required to be given by the Revolving Credit Lender to the Collateral Agent under the UCC.

          b. The Collateral Agent may, at its option, but subject to the provisions of this Section 4, during any Enforcement Period relating to the Note Claims, take any Enforcement Action it deems appropriate with respect to the Note Collateral, without any requirement that it obtain the prior consent of the Revolving Credit Lender; provided, however, that, prior to the taking of any such Enforcement Action by the Collateral Agent (other than an Enforcement Action that would not interfere with the Revolving Credit Lender's 45-day use right and license provided for below, such as, without limitation, the publication or giving of a notice), the Revolving Credit Lender, at its option, shall have the right and license (which right and license is granted by the Debtor and Oneita-Kinston, and acknowledged and consented to by the Collateral Agent and the Purchasers, who agree that the Collateral Agent's security interest in the property affected by such right and license is subject to the rights of the Revolving Credit Lender with respect to such right and license) to use all or part of the equipment, fixtures, real property, trademarks, and/or tradenames included in the Note Collateral for a reasonable period of time not to exceed 45 days after receipt of notice from the Collateral Agent of the Collateral Agent's intention to take Enforcement Action with respect thereto, to complete the production of such portion of the inventory as constitutes "Piece Goods" or "Work-In-Process" (as such terms are defined in the Revolving Credit Agreement) at the time of the receipt of such notice, with payment for the reasonable usage value therefor to be made by the Revolving Credit Lender to the Collateral Agent, for the ratable benefit of the Purchasers, for the use of such property and property rights and for the corresponding standstill and postponement for such period of time of certain Enforcement Actions in respect of such items by the Collateral Agent and the Purchasers as provided for above. Nothing herein excuses the Collateral Agent from giving to the Revolving Credit Lender any notice required to be given by the Collateral Agent to the Revolving Credit Lender under the UCC.

          c. Notwithstanding anything to the contrary herein contained, the Agent and the Purchasers hereby agree and acknowledge that the Revolving Credit Lender shall have a first priority security interest in and Lien on the Revolving Credit Collateral and the Collateral Agent's or the Purchasers' security interest in and Lien on the Revolving Credit Collateral shall be junior and subordinate to the security interest in and Lien on the Revolving Credit Collateral of the Revolving Credit Lender, and the Agent and the Purchasers hereby agree and acknowledge that they shall hold back, standstill and otherwise refrain from taking any Enforcement Action (including notification to any account debtors of the Lien of the Collateral Agent or any Purchaser on any account, instruction to pay any amount in respect of any such account to the Agent or any Person other than the Revolving Credit Lender, or action to collect any account) to which the Collateral Agent or any Purchaser is entitled as a secured party under the UCC or otherwise under applicable law in respect of the Collateral constituting the Revolving Credit Collateral, or which the Collateral Agent or any Purchaser is entitled to take in respect of its interest in the Revolving Credit Collateral upon the occurrence and continuation of an Event of Default under any Note Financing Document until such time as the Revolving Credit Claims have been paid in full; provided that nothing herein shall prevent the Collateral Agent from taking any actions (other than notification or instruction of, or collection from, account debtors with respect to accounts) necessary or desirable to perfect, maintain, preserve and protect its or the Purchasers' security interest in any Revolving Credit Collateral so long as the same does not prevent or interfere with the ability of the Revolving Credit Lender from realizing the benefit of its prior and superior security interest in the Collateral constituting the Revolving Credit Collateral. The Revolving Credit Lender shall use its best efforts to notify the Agent pursuant to
          Section 19 hereof in writing when the Revolving Credit Claims shall have been paid in full and the Revolving Credit Lender has no further commitment to extend credit with respect thereto (provided that the Revolving Credit Lender shall have no liability for any failure to give such notice unless such failure was intentional or in bad faith), and, during any Enforcement Period, shall promptly remit to the Collateral Agent, for the ratable benefit of the Purchasers, any surplus proceeds of the Revolving Credit Collateral held or received by the Revolving Credit Lender after the Revolving Credit Claims have been paid in full and the Revolving Credit Lender has no further commitment to extend credit under the Revolving Credit Financing Documents.

          d. Notwithstanding anything to the contrary herein contained, the Revolving Credit Lender hereby agrees and acknowledges that the Collateral Agent shall have a first priority security interest in and Lien on the Note Collateral and the Revolving Credit Lender's security interest in and Lien on the Note Collateral shall be junior and subordinate to the security interest in and Lien on the Note Collateral of the Collateral Agent, and the Revolving Credit Lender hereby agrees and acknowledges that it shall hold back, standstill and otherwise refrain from taking any Enforcement Action to which the Revolving Credit Lender is entitled as a secured party under the UCC or otherwise under applicable law in respect of the Collateral constituting the Note Collateral, or which the Revolving Credit Lender is entitled to take in respect of its interest in the Note Collateral upon the occurrence and continuation of an Event of Default under any Revolving Credit Financing Document until such time as the Note Claims have been paid in full; provided that nothing herein shall prevent the Revolving Credit Lender from taking any actions necessary or desirable to perfect, maintain, preserve and protect its security interest in any Note Collateral so long as the same does not prevent or interfere with the ability of the Collateral Agent from realizing the benefit of its prior and superior security interest in the Collateral constituting the Note Collateral, or from exercising its right to use Note Collateral to the extent permitted by, and subject to the terms of, Section 4b hereof. The Collateral Agent shall use its best efforts to notify the Revolving Credit Lender pursuant to Section 19 hereof in writing when the Note Claims shall have been paid in full (provided that the Collateral Agent shall have no liability for any failure to give such notice unless such failure was intentional or in bad faith), and, during any Enforcement Period, the Agent and each Purchaser, as applicable, shall promptly remit to the Revolving Credit Lender any surplus proceeds of the Note Collateral held or received by it after the Note Claims have been paid in full.

     5. Waiver of Right to Require Marshaling. The Revolving Credit Lender and the Collateral Agent on behalf of its respective Creditor Group hereby expressly waives any right that it otherwise might have to require the other Creditor Group, or its agent, to marshal assets or to resort to Collateral in any particular order or manner, whether provided for by common law or statute, provided however, that this paragraph shall not override any specific provision of this Agreement. Neither Creditor Group nor its agent shall be required to enforce any guaranty or any security interest given by any person or entity other than the Debtor as a condition precedent or concurrent to the taking of any Enforcement Action.

     6. Exercise of Remedies. Subject only to any express provision of this Agreement that requires a Creditor Group, or its agent (including the Collateral Agent), to take or refrain from taking any action, each Creditor Group, or its agent acting on its behalf (including the Collateral Agent on behalf of the Purchasers), may exercise its good faith discretion with respect to exercising or refraining from exercising any of its rights and remedies or taking any Enforcement Action. The Agent and the Purchasers agree that the Revolving Credit Lender shall not incur any liability to the Agent or the Purchasers for taking or refraining from taking any action with respect to the Revolving Credit Collateral so long as the Revolving

     Credit Lender complies with the express provisions of this Agreement, to the extent applicable to it. The Revolving Credit Lender agrees that none of the Agent and the Purchasers shall incur any liability to the Revolving Credit Lender for taking or refraining from taking any action with respect to the Note Collateral so long as, in the case of any of them, it complies with the express provisions of this Agreement, to the extent applicable to it.

     7. UCC Notices. The provisions of this Agreement shall satisfy any requirement that a subordinated secured party must give notice to the holder of a senior security interest of its claim to the proceeds of realization of the collateral and any requirement for furnishing of an indemnity bond pursuant to Section 9-504(1)(c) or any similar statute is hereby waived. In the event that any Creditor Group, or its agent, shall be required by the UCC or any other applicable law to give any notice to the other Creditor Group, or its agent, such notice shall be given in accordance with Section 19 hereof and ten (10) days' notice shall be conclusively deemed to be commercially reasonable.

     8. Independent Credit Investigations. No Creditor, nor the Agent, nor any of their respective directors, officers, agents or employees shall be responsible to any other Creditor, the other Creditor Group or the Agent or to any other person or entity for the Debtor's solvency, creditworthiness, financial condition or ability to repay any of the Claims or for the accuracy of any recitals, statements, representations or warranties of the Debtor, oral or written, or for the validity, sufficiency, enforceability or perfection of the Claims or the Financing Documents, or any security interests or Liens granted by the Debtor to any Creditor or Creditor Group in connection therewith. The Revolving Credit Lender hereby represents to each member of the other Creditor Group and the Agent, each Purchaser has represented to the Agent and other members of its Creditor Group, and the Agent hereby represents to the Revolving Credit Lender on its behalf and on behalf of the Purchasers, that each such person has entered into its respective financing agreements with the Debtor and any of its Subsidiaries based upon its own independent investigation, and makes no warranty or representation to the other Creditors, the other Creditor Group or the Agent, nor does it rely upon any representation of any of the other Creditors, the other Creditor Group, or the Agent, with respect to matters identified or referred to in this paragraph. Subject to the terms of the "Agency Agreement" (as such term is defined in the Note Purchase Agreement), no Creditor, Creditor Group, nor the Agent shall have any responsibility to any other Creditor, Creditor Group, or the Agent, for monitoring or assuring compliance by the Debtor or any of its Subsidiaries with any of the Debtor's or such Subsidiary's covenants or representations made to any Creditor. Without limiting the generality of the foregoing, either Creditor Group may perform in accordance with the terms of its Financing Documents (subject to this Agreement) without regard to whether the Debtor's or such Subsidiary's performance in accordance with the terms thereof might or would constitute or result in a breach of covenants or representations under the other Creditor Group's Financing Documents, and under no circumstances shall any Creditor, Creditor Group, or the Agent be liable to any other Creditor, Creditor Group or the Agent for inducing a breach or violation of the other's Financing Documents by virtue of performing in accordance with the terms of its Financing Documents (subject to the terms of this Agreement).

     9. Non-Avoidability and Perfection of Liens. The Lien subordinations and relative priorities set forth in this
     Agreement are expressly conditioned upon the non-avoidability and perfection of the security interest to which another security interest is subordinated. If the security interest to which another security interest is subordinated is not perfected or is void or voidable for any reason, then the subordination provided for herein shall not be effective to the extent of such non-perfection or avoidability.

     10. Perfection of Possessory Security Interests. For the limited purpose of perfecting the security interests of any Creditor, the Collateral Agent for the benefit of the Purchasers, or any Purchaser, in those types or items of Collateral in which a security interest may be perfected by possession, each Creditor Group hereby appoints (subject to the priorities established by Section 2) the Revolving Credit Lender or the Collateral Agent, as the case may be, as its agent and bailee for the limited purpose of possessing on its behalf any such Collateral that may come into the possession of the other from time to time, the Purchasers agree to instruct the Collateral Agent to act, and the Collateral Agent agrees so to act, as the Revolving Credit Lender's agent and bailee for such limited purpose of perfecting the Revolving Credit Lender's security interest by possession through an agent or bailee, and the Revolving Credit Lender agrees to act as the Collateral Agent's and Purchasers' agent and bailee for such limited purpose of perfecting the Collateral Agent's or Purchasers' security interest by possession through an agent or bailee, provided that neither Creditor Group shall incur any liability to the other Creditor Group by virtue of acting or having its agent act as the other's agent or bailee hereunder, and either Creditor Group may relinquish possession of Collateral in its possession without the consent of the other Creditor Group (except as provided in Section 4c and 4d above), and without incurring liability to the other Creditor Group, unless there is an express written agreement to the contrary in effect between the Creditor Groups.

     11. Amendments, Modifications and Increases. Each Creditor Group, directly or through the Agent in the case of the Purchasers, may enter into amendments, modifications, renewals or extensions of its Financing Documents with the Debtor or any of its Subsidiaries, or may increase or decrease the credit facilities made available by it to the Debtor or any of its Subsidiaries, or may release or surrender any part or all of its Collateral without in any way affecting the rights and obligations of the other Creditor Group or the Agent under this Agreement or its respective Financing Documents. Should either or both Creditor Groups cease extending further credit to the Debtor, this Agreement nevertheless shall continue in effect as to the outstanding Claims of each Creditor Group until this Agreement is terminated as set forth in Section 12 hereof.

     12. Termination. This Agreement is a continuing agreement, and, unless both Creditor Groups, or the Revolving Credit Lender and the Collateral Agent on behalf of the Purchasers, have specifically consented in writing to its earlier termination, this Agreement shall remain in full force and effect in all respects until the earlier of (a) the date on which (i) the Revolving Credit Claims are paid or otherwise satisfied in full, (ii) the Revolving Credit Lender has no further commitment to extend or maintain the Revolving Credit Financing Documents with the Debtor or any of its Subsidiaries, (iii) the Revolving Credit Lender has released or terminated its security interest in the Collateral, and (iv) the Revolving Credit Lender shall have delivered to the Collateral Agent any surplus proceeds of Revolving Credit Collateral if and to the extent required by Section 4c, as provided therein, or (b) the date on which (x) the Note Claims are paid or otherwise satisfied in full, (y) the Purchasers, acting through the Collateral Agent have released or terminated their security interest in the Note Collateral, and (z) the Collateral Agent shall have delivered to the Revolving Credit Lender any surplus Note Collateral if and to the extent required by Section 4d.

     13. Accountings. Each of the Revolving Credit Lender and the Agent agrees, upon the occurrence and during the continuance of any Enforcement Action, to provide the other, upon reasonable request, periodic accountings of the amount of Claims being asserted, and not satisfied, giving effect to any applications of realizations upon Collateral.

     14. Effect of Bankruptcy. This Agreement shall be and remain enforceable notwithstanding any bankruptcy or other insolvency proceeding by or against the Debtor.

     15. Effect of Dispositions of Collateral on Junior Security Interests. The Revolving Credit Lender, the Collateral Agent, and the Purchasers agree that (a) any collection, sale or other disposition of the Revolving Credit

     Collateral by the Revolving Credit Lender pursuant to the UCC or any other applicable law, shall be free and clear of the junior security interest, Lien, claim or offset of the Collateral Agent or the Purchasers in such Revolving Credit Collateral (but subject to the Collateral Agent's security interest and Lien in any surplus proceeds); and (b) any sale or other disposition of the Note Collateral by the Collateral Agent or any Purchaser pursuant to any applicable law, shall be free and clear of the junior Lien or security interest or claim of the Revolving Credit Lender in such Note Collateral (but subject to the Revolving Credit Lender's security interest and Lien in any surplus proceeds). To the extent reasonably requested by the Revolving Credit Lender or the Collateral Agent, as the case may be, and in accordance with the terms of this Agreement, the Collateral Agent, the Purchasers, and the Revolving Credit Lender, respectively, will cooperate in providing any necessary or appropriate releases, termination and satisfaction of Liens to permit a collection, sale or other disposition of the Revolving Credit Collateral by the Revolving Credit Lender and of the Note Collateral by the Collateral Agent, free and clear of the Collateral Agent's, the Purchasers', or the Revolving Credit Lender's junior security interest, without releasing or affecting any obligation of the Revolving Credit Lender under Section 4c or any obligation of the Collateral Agent or any Purchaser under Section 4d.

     16. Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, "including" is not limiting, and "or" has the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section references are to this Agreement unless otherwise specified.

     17. Modifications in Writing. No amendment, modification, supplement, termination, consent, or waiver of or to any provision of this Agreement nor any consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by or on behalf of the party against whom enforcement is sought; except that no amendment, modification, supplement, termination, consent, or waiver of or to paragraph 2, 3 or 4 of this Agreement nor any consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by all of the parties hereto. Any waiver of any provision of this Agreement, or any consent to any departure from the terms of any provisions of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

     18. Waivers; Failure or Delay. No failure or delay on the part of either the Revolving Credit Lender or the Agent in the exercise of any power, right, remedy, or privilege under this Agreement shall impair such power, right, remedy, or privilege or shall operate as a waiver thereof; nor shall any single or partial exercise of any such power, right, or privilege preclude any other or further exercise of any other power, right, or privilege. The waiver of any such right, power, remedy, or privilege with respect to particular facts and circumstances shall not be deemed to be a waiver with respect to other facts and circumstances.

     19. Notices and Communications. All notices, demands, instructions, and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be delivered or sent by hand, nationally-recognized overnight courier, first-class certified or registered mail, postage prepaid, or telefaxed, and shall be deemed to be given for purposes of this Agreement when received, if delivered by hand, on the second Business Day after sending, if sent by a nationally-recognized overnight courier, on the third Business Day after sending, if sent by U.S. mail, postage prepaid, or when sent, if sent by confirmed telefax. Unless otherwise specified in a notice mailed or delivered in accordance with the foregoing provisions of this Section, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses indicated on the signature pages hereof.

     20. Headings. Section headings used in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any purpose or affect the construction of this Agreement.

     21. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. This Agreement shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto.

     22. Severability of Provisions. Any provision of this Agreement which is illegal, invalid, prohibited, or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition, or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     23. Complete Agreement. This Agreement is intended by the parties as a final expression of their agreement in respect of the subject matter hereof and is intended as a complete statement of the terms and conditions of their agreement. This Agreement shall not be modified except in a writing signed by the party to be charged, and may not be modified by course of conduct or oral agreements.

     24. Successors and Assigns. This Agreement is binding upon and inures to the benefit of the successors and assigns of each party hereto. The Agent and each Purchaser agrees to maintain a copy of this Agreement together with its copies of the Financing Documents relating to the Claims of the Purchasers. The Agent and the Purchasers expressly reserve their right to transfer or assign their Claims, in whole or in part, together with their rights hereunder, provided that, prior to transferring or assigning any interest in any such Claims to any person or entity, the Agent or the transferring or assigning Purchaser shall disclose to such person or entity the existence and contents of this Agreement, shall provide to such person or entity a complete and legible copy hereof, and shall advise such person or entity that the Agent's or such Purchaser's security interest in the Collateral is subject to the terms hereof. The Revolving Credit Lender agrees to maintain a copy of this Agreement together with its copies of the Financing Documents relating to its Claims. The Revolving Credit Lender expressly reserves its right to transfer or assign its Claims, in whole or in part, together with its rights hereunder, provided that, prior to transferring or assigning any interest in any such Claims to any person or entity, the Revolving Credit Lender shall disclose to such person or entity the existence and contents of this Agreement, shall provide to such person or entity a complete and legible copy hereof, and shall advise such person or entity that the Revolving Credit Lender's security interest in the Collateral is subject to the terms hereof.

     25. Release of Collateral. Each of the parties agrees that, subject to the provisions of this Agreement, either may release or refrain from enforcing its security interest in any Collateral, or permit the use or consumption of such Collateral by Debtor or any of its Subsidiaries that pledged such Collateral, free of its security interest, without incurring any liability to the other party hereto.

     26. Governing Law; Jurisdiction; Venue. This Agreement shall be construed in accordance with and governed by the laws of the State of New York. Each party submits to the non-exclusive jurisdiction of the federal and state courts sitting in New York County, New York, and any appellate courts therefrom, in connection with any matter arising out of or relating to this Agreement. Each party waives any objection to venue in any such court in New York County, New York, in respect of any such matter, including any objection based on any claim of inconvenience.

     27. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY MAKES THE FOREGOING WAIVER HAVING HAD THE BENEFIT OF THE ADVICE OF COUNSEL, AND DESIRING TO FOREGO THE COST, DELAY, INEFFICIENCY, AND UNPREDICTABILITY OF A JURY TRIAL IN A COMPLEX CIVIL MATTER. NO PARTY OR ITS REPRESENTATIVE HAS REPRESENTED THAT IT WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER.

              [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first set forth above, intending to be legally bound hereby.


                              IBJ SCHRODER BANK AND TRUST
                              COMPANY, as the Note Agent and the
                              Collateral Agent acting on behalf
                              of the Purchasers


                              By_________________________________
                              Name:
                              Title:

                              Address:

                              One State Street
                              New York, New York  10004
                              Telefax:    _______________________
                              Attention:  _______________________

                              FOOTHILL CAPITAL CORPORATION, as
                              the Revolving Credit Lender


                              By_________________________________
                              Name:
                              Title:

                              Address:

                              11111 Santa Monica Boulevard
                              Suite 1500
                              Los Angeles, CA 90025-3333
                              Telefax:    _______________________
                              Attention:  _______________________


                              The Purchasers:

                              ALBERT FRIED & CO., L.L.C.


                              By_________________________________
                              Name:
                              Title:

                              Address:

                              40 Exchange Place
                              New York, New York  10005
                              Telefax:    (212) 422-7293
                              Attention:  Mr. Albert Fried, Jr.

                              FOOTHILL PARTNERS II, L.P. and
                              FOOTHILL PARTNERS III, L.P. and
                              FOOTHILL CAPITAL CORPORATION


                              By_________________________________
                              Name:
                              Title:

                              Address:

                              11111 Santa Monica Boulevard
                              Suite 1500
                              Los Angeles, CA  90025-3333
                              Telefax:    (310) 478-8785
                              Attention:  Ms. Karen Sandler


                              UBS MORTGAGE FINANCING INC.


                              By_________________________________
                              Name:
                              Title:

                              Address:

                              299 Park Avenue
                              New York, New York 10171
                              Telefax:    (212) 821-6299
                              Attention:  Mr. Gregory T. Hradsky


                              LAZARD FRERES & CO., L.L.C.


                              By_________________________________
                              Name:
                              Title:

                              Address:

                              __ Rockefeller Plaza
                              New York, New York  _____
                              Telefax:    _________________
                              Attention:  _________________

                              THE PRUDENTIAL INSURANCE
                              COMPANY OF AMERICA


                              By_________________________________
                              Name:
                              Title:

                              Address:

                              100 Mulberry Street
                              Newark, New Jersey  07102
                              Telefax:    (201) 802-2333
                              Attention:  Mr. Ric Abel



Consented:

ONEITA INDUSTRIES, INC.,
on behalf of itself and its
Subsidiaries


By
     Name:
     Title:

ONEITA-KINSTON CORP.


By
     Name:
     Title: